SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           Date of Report: May 1, 2001
                        (Date of earliest event reported)


                        SEEDLING TECHNOLOGIES CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      000-24903              87-0460452
          --------                      ---------              ----------
(State or other jurisdiction of    (Commission File No.)    (I.R.S. Employer
incorporation or organization)                               incorporation or
                                                            organization ID No.)



             519 SW Third Avenue, Suite 805, Portland, Oregon 97204
             ------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (800) 893-8894


                                       N/A
            ---------------------------------------------------------
          (Former name or former address if changed since last report)

ITEM 5.  OTHER EVENTS

         On May 1, 2001 Seedling Technologies Corporation ("the Registrant") (OTC.BB: SEED) and NxGen Networks Inc ("NxGen") (OTC.BB: NXNW) entered in to a non-binding letter of intent pursuant to which NxGen has agreed to acquire 100% of the issued and outstanding shares of SouthernPlanet Inc., a wholly-owned subsidiary of Registrant. In exchange for the 1,000 common shares of SouthernPlanet Inc. issued and outstanding and currently owned by Seedling, NxGen at closing will issue Registrant an aggregate of 30,647,737 shares of NxGen common stock in exchange for the shares of BAA Corp. Prior to this transaction, there are approximately 27,000,000 shares of NxGen common stock issued and outstanding, and upon consummation of this transaction the Registrant will own approximately 53% of the issued and outstanding shares of NxGen.

         The closing of the transaction is conditioned on, among other things, an audit of the financial statements of NxGen, due diligence and the approval of the board of directors of each company.

         The description contained herein of the transaction is qualified in its entirety by reference to the Letter of Intent and the Press Release dated May 3, 2001, which are attached as Exhibits 2.1 and 99.1 respectively.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements

         None.

(b)      Pro Forma Financial Statements

         None.

(c)      Exhibits

         99.1     Seedling Technologies Corp. Press Release dated May 3, 2001.

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

         Pursuant to the requirement of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SEEDLING TECHNOLOGIES CORP.

                                              By: /s/ Douglas B. Spink
                                                  --------------------------
                                                   Douglas B. Spink, CEO


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